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                                                                    EXHIBIT 10.5


                                CONVERTIBLE NOTE


March 30, 1998                                                 Norcross, Georgia


         For value received, Vaxcel, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to CytRx Corporation, a Delaware corporation (the "Lender"), the principal amount as shall have been advanced under this Convertible Note ("the Note") and shall then be outstanding, together with interest accrued upon such outstanding balances calculated in accordance with this Note.

         1. The Lender agrees to make loans (the "Loan") to the Borrower from time to time in aggregate principal amounts not to exceed at any one time outstanding $100,000 (the "Commitment"). Borrower and Lender agree that the purpose of the Loan is to provide such funds as necessary for (a) the initial retainer fee pursuant to the agreement dated February 27, 1998 between Lender, Borrower and Interstate/Johnson Lane and (b) the upfront license fee required for the proposed license agreement between Borrower and University College London for certain a cancer antigen.

         2. Interest shall accrue on the outstanding principal balance hereunder, at a per annum rate of nine percent (9%) and shall be added to the outstanding principal balance at the end of each month if not sooner paid. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

         3. The Borrower may prepay any Loan in whole at any time or in part from time to time, without premium or penalty. All payments of principal, interest, fees or other amounts payable hereunder shall be remitted to the Lender at the address specified by the Lender from time to time by check or as the Lender shall otherwise direct. Upon payment in full of the principal and interest on this Note, the Lender will surrender to the Borrower this Note duly marked canceled.

         4. The aggregate outstanding principal balance of the Loan and accrued interest outstanding thereon shall be due and payable on December 31, 1998, or such other time as may be agreed to in writing by Lender and Borrower.

         5. Lender has the right, at its option, to convert all or any portion of the outstanding principal and accrued but unpaid interest payable under this
Note into that number of fully paid and non-assessable shares of common stock of the Borrower ("Common Stock") obtained by dividing the outstanding principal amount of this Note or portion thereof to be converted by the lower of (a) $.3125 or (b) the average closing bid price of Borrower's common stock for the 5 days preceding Lender's conversion notice, or if Borrower's common stock has not traded during at least 3 of the 5 preceeding days, then the average


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price shall be determined by reference to the last 3 days on which Borrower's common stock did trade (the "Conversion Price"), upon surrender of this Note to the Borrower accompanied by written notice of conversion duly executed and (if so required by the Borrower) by instruments of transfer, in form satisfactory to the Borrower, duly executed by the Lender or its duly authorized attorney.

         6. No failure or delay on the part of the Lender in exercising any right, power or remedy under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Note. The rights and remedies provided under this Note are cumulative and not exclusive of any remedies provided on by law.

         7. No amendment, modification, termination or waiver of this Note or any provision hereof nor any consent to any departure by the Borrower herefrom shall be effective unless the same is in writing and signed by the Lender and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         8. THIS NOTE AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

         9. This Note shall bind and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except the Borrower shall not have the right to assign or otherwise transfer any of its rights or any interest of it under this Note without the prior written consent of the Lender.

         10. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Note or the enforceability of such provision in any other jurisdiction.

         11. All notices, requests, demands, directions, declarations and other communications provided for in this Note shall, except as otherwise expressly provided, be mailed by registered or certified mail, return receipt requested, or telegraphed, telecopied, or delivered in hand to the applicable party at its address specified from time to time. The foregoing shall be effective when deposited in the mails, postage prepaid, addressed as aforesaid and shall whenever sent by telegram or telecopied or delivered in hand be effective when received. Any party may change its address by a communication in accordance herewith.



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         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Note to be duly executed as of the day and year first above written.

                                      VAXCEL, INC.



                                      By /s/ Paul J. Wilson
                                         ---------------------------------------
                                             Paul J. Wilson
                                             President & Chief Executive Officer



Accepted and agreed to by:

CYTRX CORPORATION


By /s/ Jack J. Luchese
   ---------------------------------------
       Jack J. Luchese
       President & Chief Executive Officer